UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2022

PAE INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-38643	82-3173473
(State or other jurisdiction of incorporation)	(Commission File number)	(I.R.S. Employer Identification No.)

7799 Leesburg Pike, Suite 300 North Falls Church, Virginia	22043
(Address of principal executive offices)	(zip code)

(703) 717-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	PAE	Nasdaq Stock Market
Warrants	PAEWW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed, on October 25, 2021, PAE Incorporated, a Delaware corporation (the “Company” or “PAE”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amentum Government Services Holdings LLC, a Delaware limited liability company (“Parent”), and Pinnacle Virginia Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides, among other things and upon the terms and subject to the conditions set forth in the Merger Agreement, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation of the Merger and an indirect wholly-owned subsidiary of Parent (the “Merger”). In connection with the Merger, PAE filed with the Securities and Exchange Commission a definitive proxy statement, dated January 11, 2022 (the “Proxy Statement”), which PAE first mailed to its stockholders on or about January 12, 2022.

Litigation Related to the Merger

Following the announcement of the Merger and as of the time of the filing of these Supplemental Disclosures (as defined below), four lawsuits were filed by purported stockholders of PAE challenging the Merger. These lawsuits, brought by the plaintiffs individually, are captioned Hill v. PAE Incorporated, et al., 1:21-cv-10630 (S.D.N.Y. filed December 13, 2021), Ciccotelli v. PAE Incorporated, et al., 1:21-cv-10800 (S.D.N.Y. filed December 16, 2021), Jackson v. PAE Incorporated, et al., 1:21-cv-07082 (E.D.N.Y. filed December 22, 2021), and Miller v. PAE Incorporated, et al., 1:22-cv-00236 (S.D.N.Y. filed Jan. 11, 2022) (collectively, the “Merger Actions”). The complaints in the Merger Actions name PAE and its board of directors (the “Board”) as defendants. In addition, on December 20, 2021, the Company received a demand letter from a purported PAE stockholder seeking to inspect certain books and records of the Company related to the Merger (the “Demand Letter”). It is possible that additional, similar complaints may be filed or the Merger Actions described above may be amended. PAE does not intend to announce the filing of each additional, similar complaint or any amended complaint (including any amended Merger Action) unless it contains materially new or different allegations.

The Company and the other named defendants believe that the disclosures set forth in the Proxy Statement comply fully with all applicable law, that no supplemental disclosures are required under applicable law, and that the plaintiffs’ allegations in each of the Merger Actions and the Demand Letter are without merit. However, in order to moot plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, and without admitting any liability or wrongdoing, the Company has decided voluntarily to supplement certain disclosures in the Proxy Statement related to plaintiffs’ claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company and the other named defendants specifically deny all allegations in the Merger Actions and that any additional disclosure was or is required or material.

The Supplemental Disclosures supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. To the extent that information set forth in the Supplemental Disclosures differs from or updates information contained in the Proxy Statement, the information in the Supplemental Disclosures shall supersede or supplement the information contained in the Proxy Statement. All page references used herein are to the Proxy Statement and capitalized or defined terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. To the extent that certain disclosures contained in the Proxy Statement are amended and restated in the Supplemental Disclosures, any additional language is indicated by bold underlined text and deletions are indicated by strikethrough.

Supplemental Disclosures to the Proxy Statement

The disclosure under the heading “Background of the Merger” is hereby amended and supplemented by replacing the fourth full paragraph on page 30 of the Proxy Statement in its entirety with the following:

Members of the Board and management, as well as individuals affiliated with Platinum Equity, LLC (together with its affiliates, “Platinum Equity”), the indirect parent of PE Shay, have customary professional relationships with Goldberg Lindsay & Co. LLC (“Lindsay Goldberg”) and its representatives developed as a result of the former ownership of certain members of the PAE corporate group by an affiliate of Lindsay Goldberg. However, none of Lindsay Goldberg, American Securities LLC or Parent or any of their respective affiliates is an affiliate of PAE. Two members of the Board, Mr. Louis Samson and Ms. Delara Zarrabi, are employees of Platinum Equity.

The disclosure under the heading “Background of the Merger” is hereby amended and supplemented by replacing the ninth full paragraph on page 32 of the Proxy Statement in its entirety with the following:

PAE and Other Party A entered into a confidentiality agreement on June 14, 2021, containing customary non-disclosure and standstill provisions, and did not include a “don’t-ask-don’t-waive” provision. The standstill provisions expired on October 25, 2021.

The disclosure under the heading “Background of the Merger” is hereby amended and supplemented by replacing the tenth full paragraph on page 32 of the Proxy Statement in its entirety with the following:

In June 2021, a private equity firm (“Other Party B”) contacted PAE to discuss the possibility of evaluating a potential strategic transaction with PAE. These discussions did not progress further at this time because Other Party B was not available for negotiations.

The disclosure under the heading “Background of the Merger” is hereby amended and supplemented by replacing the second full paragraph on page 35 of the Proxy Statement in its entirety with the following:

On September 14, 2021, PAE and Other Party B entered into a confidentiality agreement, which included customary non-disclosure and standstill provisions, and did not include a “don’t-ask-don’t-waive” provision. The standstill provisions expire on September 14, 2023.

The disclosure under the heading “Background of the Merger” is hereby amended and supplemented by replacing the second full paragraph on page 36 of the Proxy Statement in its entirety with the following:

On September 24, 2021, affiliates of Parent entered into a confidentiality agreement with PAE that included customary non-disclosure and standstill provisions including a “don’t-ask-don’t-waive” provision. The standstill provisions expire on the date that is fifteen months from the date of the confidentiality agreement. Such parties also entered into a “clean team” agreement on that date, setting forth customary “clean team” procedures to facilitate the sharing of certain limited non-public, confidential and proprietary information regarding PAE.

The disclosure under the heading “Background of the Merger” is hereby amended and supplemented by replacing the fourth full paragraph on page 41 of the Proxy Statement in its entirety with the following:

Between October 25 and November 29, 2021, at the direction of the Board and in connection with the “go-shop” process, representatives of Morgan Stanley contacted 22 potential acquirers, comprising 13 potential strategic acquirers and nine potential financial acquirers, to gauge interest in such potential acquirers providing a company acquisition proposal. During the “go-shop” period, PAE executed confidentiality agreements with two potential acquirers, which included customary standstill provisions including “don’t-ask-don’t-waive” provisions, and “clean team” agreements with two potential acquirers. Since the execution of the merger agreement and during the “go-shop” period, each of the two potential acquirers received due diligence materials and one had discussions with management and representatives of Morgan Stanley regarding a potential acquisition of PAE.

The disclosure under the heading “Trading Multiples Analysis” is hereby amended and supplemented by replacing the first full paragraph on page 50 of the Proxy Statement in its entirety with the following:

For purposes of this analysis, Morgan Stanley analyzed the ratio of aggregate value (“AV”) (which Morgan Stanley defined as (i) fully diluted market capitalization, plus (ii) preferred stock, plus (iii) non-controlling interest, plus (iv) total debt, plus (v) capital leases and less (vi) cash and cash equivalents) to estimated earnings before interest, taxes, depreciation, and amortization (“EBITDA”), based on Capital IQ consensus estimates as of October 18, 2021, for calendar years 2021 and 2022, of each of these comparable companies. Operating leases were excluded from AV. Morgan Stanley’s analysis was based on a fully diluted share count using the treasury stock method (99.6 million units assuming a price of $10.05 per share), as provided by the Company.

The disclosure under the heading “Discounted Cash Flow Analysis” is hereby amended and supplemented by replacing the seventh full paragraph on page 51 of the Proxy Statement in its entirety with the following:

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of equity values per share of the PAE common stock based on a discounted cash flow analysis to value the Company as a stand-alone entity. Morgan Stanley utilized estimates from the Company financial projections and Company street forecast for purposes of its discontinued cash flow analysis, as more fully described below. Morgan Stanley’s analysis was based on a fully diluted share count using the treasury stock method (99.6 million units assuming a price of $10.05 per share), as provided by the Company.

The disclosure under the heading “Discounted Cash Flow Analysis” is hereby amended and supplemented by replacing the first full paragraph on page 52 of the Proxy Statement in its entirety with the following:

Morgan Stanley calculated the net present value of the unlevered free cash flows of the Company for the fiscal third and fourth quarters of 2021 through 2025 using the information set forth in the Company financial projections and Company street forecast. Based on perpetuity growth rates ranging from (1.0%) to 1.0%, which Morgan Stanley selected based upon the application of its professional judgment and experience, Morgan Stanley calculated terminal values in the year 2025. The free cash flows and terminal values were discounted to present values, using a mid-year convention, as of June 30, 2021 at a discount rate ranging from 7.2% to 8.3%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of the Company’s weighted average cost of capital, derived using the capital asset pricing model, which takes into account certain company-specific inputs, including market risk premium, risk-free rate, predicted beta, pre-tax cost of debt, tax rate and ratio of debt to total capitalization. Based on the estimated outstanding shares of PAE common stock on a fully diluted basis as of October 18, 2021 using the treasury stock method (including adjusting the strike price of outstanding Company warrants in accordance with the warrant agreement assuming a price of $10.05 per share) as provided by management, Morgan Stanley calculated the estimated implied value per share, rounded to the nearest $0.25, of Company common stock as follows:

The disclosure under the heading “Precedent Transactions Analysis” is hereby amended and supplemented by replacing the chart following the fourth full paragraph on page 52 of the Proxy Statement in its entirety with the following:

Date	Acquiror	Target	AV/LTM EBITDA Multiple	Implied Price Per Share ($)

August 2016	KBR, Inc.	Honeywell Technology Solutions, Inc.	6.3x	$2.25

January 2016	Platinum Equity LLP	PAE Inc.	7.0x	$3.25

September 2020	Amentum Holdings LLC	DynCorp International	7.5x	$4.25

November 2019	Gores Holdings III, Inc.	PAE Inc.	9.6x	$7.75

October 2019	American Securities LLC and Lindsay Goldberg LLC	AECOM Management Services	11.6x	$10.75

The disclosure under the heading “Equity Research Analysts’ Price Targets” is hereby amended and supplemented by replacing the seventh full paragraph on page 53 of the Proxy Statement in its entirety with the following:

For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the one-year forward price targets for the PAE common stock prepared and published by equity research analysts (i) on or prior to August 15, 2021 (the date on which Taliban forces took control of Kabul, Afghanistan’s capital), and (ii) between August 16, 2021 and October 18, 2021. The one-year forward price targets reflected each analyst’s estimate of the future public market trading price of the Company common stock. The ~~range of~~ undiscounted one-year forward price targets for the PAE common stock on or prior to August 15, 2021 ~~was~~were $10.50, $13.00, $14.00, and ~~to~~ $15.00 per share. The ~~range of~~ undiscounted one-year forward price targets for the PAE common stock between August 16, 2021 and October 18, 2021 were $8.00 and $8.00 per share. Morgan Stanley then discounted these ranges for one year at a rate of 10.6%, which rate was selected based on the Company’s estimated cost of equity, upon the application of Morgan Stanley’s professional judgment. The ~~range of~~ discounted one-year forward price targets ~~was~~were $9.49, $11.75, $12.66, and ~~to~~ $13.56 per share, on or prior to August 15, 2021, and $7.23 and $7.23 per share between August 16, 2021 and October 18, 2021.

The disclosure under the heading “Discounted Cash Flow Analysis” is hereby amended and supplemented by replacing the fourth full paragraph on page 58 of the Proxy Statement in its entirety with the following:

Raymond James analyzed the discounted present value of the Company’s projected free cash flows for the periods ending December 31, 2021 through December 31, 2025 on a standalone basis. Raymond James calculated unlevered free cash flows, defined as earnings before interest, after taxes, plus depreciation, less capital expenditures, less investment in working capital. Raymond James’ analysis was based on a fully diluted share count using the treasury stock method (99.6 million units assuming a price of $10.05 per share), as provided by the Company.

The disclosure under the heading “Selected Transactions Analysis” is hereby amended and supplemented by replacing the chart following the first full paragraph on page 59 of the Proxy Statement in its entirety with the following:

Company Name	Announced Date	Closed Date	Enterprise Value ($MM)	Enterprise Value / TTM EBITDA
Acquisition of the Management Services business of AECOM by American Securities LLC & Lindsay Goldberg LLC	Oct-2019	Jan-2020	$2,405	11.6x
Acquisition of Engility Holdings, Inc. by Science Applications International Corp.	Sep-2018	Jan-2019	$2,500	14.0x
Acquisition of the Global Defense Services business of Cubic Corporation by Valiant Integrated Services	Apr-2018	May-2018	$135	7.6x
Acquisition of CSRA, Inc. by General Dynamics Corporation	Feb-2018	Apr-2018	$9,749	12.0x
Acquisition of NCI, Inc. by H.I.G. Capital, LLC	Jul-2017	Aug-2017	$283	9.5x
Acquisition of Camber Corporation by Huntington Ingalls Industries	Nov-2016	Dec-2016	$380	9.2x
Acquisition of Honeywell Technology Solutions, Inc. by KBR, Inc.	Aug-2016	Sep-2016	$300	7.1x
Acquisition of Wyle, Inc. by KBR, Inc.	May-2016	Jul-2016	$600	8.9x
Acquisition of the National Security Solutions business of L-3 Communications by CACI International, Inc.	Dec-2015	Feb-2016	$550	7.9x

The disclosure under the heading “Employment Agreements” is hereby amended and supplemented by replacing the third full paragraph on page 65 of the Proxy Statement in its entirety with the following:

On May 5, 2020, the Company entered into employment agreements with each of the NEOs, and on April 13, 2021, the Company entered into letter agreements (collectively, the “Letter Agreements, and each a “Letter Agreement”) to amend the employment agreements of Messrs. Peiffer, Cobb, and Moline and Ms. Munchel (the employment agreements (together with, and as amended by, the Letter Agreements) collectively, the “Employment Agreements” and each, an “Employment Agreement”). No member of the Board or management has negotiated for or been offered any guaranteed future employment, equity participation or other change in the terms of such person’s post-closing employment in connection with the transactions contemplated by the merger agreement, or been offered a seat on the surviving corporation’s board or the board of any LG related entities, American Securities related entities, or any of Parent’s affiliates.

Additional Disclosures

The Company is also supplementing the disclosures in the Proxy Statement by adding a footnote (the “Additional Footnote”) to the table captioned “Management and Street Case Projections” on page 47 of the Proxy Statement. The Additional Footnote supplements the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which in turn should be read in its entirety. To the extent that information set forth in the Additional Footnote differs from or updates information contained in the Proxy Statement, the information in the Additional Footnote shall supersede or supplement the information contained in the Proxy Statement. The Additional Footnote is unrelated to the allegations contained in the Merger Actions and is being added for reasons unrelated to such actions. Nothing in the Additional Footnote shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth therein.

The disclosure in such table is hereby amended and supplemented as follows:

•	By adding “(5)” after “2,841” in the row captioned “Sales” under each of the sub-headings “Case 1” and “Case 2” under the heading “2021” and sub-heading “Management”

•	By adding the following footnote after footnote 4 to the table:

(5) Sales include $218 million of revenue from contracts based in Afghanistan.

FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts could be forward-looking statements. The words “anticipates,” “believes,” “could,” “designed,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “projects,” “pursuing,” “will,” “would” and similar expressions (including the negatives thereof) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements largely on our current assumptions, expectations, projections, intentions, objectives and/or beliefs about future events or occurrences and these forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, but not limited to, the following: (i) PAE may be unable to obtain stockholder approval as required for the proposed transaction; (ii) other conditions to the closing of the proposed transaction may not be satisfied, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; (iii) the proposed transaction may involve unexpected costs, liabilities or delays; (iv) the business of PAE may suffer as a result of uncertainty surrounding the proposed transaction; (v) shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (vi) PAE may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances could give rise to the termination of the Merger Agreement; (viii) the risk that the proposed transaction disrupt PAE’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; (ix) the risk of potential difficulties with PAE’s ability to retain and hire key personnel and maintain relationships with third parties as a result of the proposed transaction; and (x) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of PAE and the proposed transaction are set forth in filings that PAE makes with the SEC from time to time, including those listed under “Risk Factors” in PAE’s Annual Report on Form 10-K for the year ended December 31, 2020 and filed with the SEC on March 16, 2021, as amended on May 7, 2021 and as updated or supplemented by subsequent reports that PAE has filed or files with the SEC including those filed on Form 10-Q. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The timing of certain events and circumstances and known and unknown risks and uncertainties could cause actual results to differ materially from those anticipated or implied in the forward-looking statements that we make. Therefore, you should not place undue reliance on our forward-looking statements. Our forward-looking statements are based on current information and we do not assume any obligation to update any forward-looking statements expect as required by the federal securities laws.

IMPORTANT INFORMATION FOR INVESTORS AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition of PAE by Amentum Government Services Holdings LLC. In connection with the proposed transaction, PAE filed the Proxy Statement in definitive form with the SEC, in connection with the solicitation of proxies from PAE’s stockholders for the proposed transaction. The Proxy Statement contains important information about the proposed transaction and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF PAE ARE URGED TO READ THE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PAE, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain free copies of the Proxy Statement and other documents that PAE files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by PAE are also available free of charge on PAE’s investor relations website at https://investors.pae.com/ or by contacting Mark Zindler, PAE’s Vice President of Investor Relations at mark.zindler@pae.com.

PARTICIPANTS IN SOLICITATION

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the ownership of PAE securities by PAE’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about PAE’s directors and executive officers is also available in the Proxy Statement and is supplemented by other filings made, and to be made, with the SEC by PAE. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the materials filed by the Company with the SEC, and is set forth in the Proxy Statement. Investors should read such materials carefully before making any voting or investment decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 26, 2022	PAE Incorporated

	By:	/s/ Charles D. Peiffer
	Name:	Charles D. Peiffer
	Title:	Interim President & Chief Executive Officer; Executive Vice President & Chief Financial Officer